                                                                     Exhibit 4.2

                           [FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO POLYMEDICA CORPORATION (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] (1)

[THIS SECURITY AND THE SHARES OF POLYMEDICA CORPORATION (THE "COMPANY") COMMON STOCK ("COMMON STOCK") ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.] (2)

[THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS

----------
(1)  These paragraphs should be included only if the Security is a Global
     Security.

(2) These paragraphs should be included only if the Security is a Transfer Restricted Security.

OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES WHERE REGISTRATION OR TRANSFER OF THIS SECURITY IS REQUIRED, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE UPON THE REQUEST OF THE HOLDER.]
(2)

[THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.] (2)

----------
(2) These paragraphs should be included only if the Security is a Transfer Restricted Security.

(2) These paragraphs should be included only if the Security is a Transfer Restricted Security.

                             POLYMEDICA CORPORATION

CUSIP: 731738AA8                                                  No. __________

           1.00% CONVERTIBLE SUBORDINATED NOTES DUE SEPTEMBER 15, 2011

     PolyMedica Corporation, a Massachusetts corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of dollars ($__________) on September 15, 2011 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security].(3)

     This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

                            [SIGNATURE PAGE FOLLOWS]

----------
(3)  This phrase should be included only if the Security is a Global Security.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        POLYMEDICA CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.


LASALLE BANK NATIONAL ASSOCIATION,
   as Trustee


By:
    ---------------------------------
    Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                             POLYMEDICA CORPORATION

           1.00% CONVERTIBLE SUBORDINATED NOTES DUE SEPTEMBER 15, 2011

1.   INTEREST AMOUNTS

     PolyMedica Corporation, a Massachusetts corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), will pay interest at a rate of 1.00% per annum, on the principal amount of this Security payable as provided in the Indenture.

2.   METHOD OF PAYMENT

     The Company shall pay any interest on this Security to the person who is the Holder of this Security at the close of business on March 1 or September 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal and premium, if any. Interest on the Security will be paid at a rate of 1.00% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, the immediately following Business Day, commencing March 15, 2007. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion or purchase of the Security by the Company at the option of the Holder, interest shall cease to accrue on the Security. However, the Company will pay interest on the maturity date to a Holder of record of the Security on the record date immediately preceding the stated maturity date regardless of whether such Holder converts the Security.

     The Company will pay principal of (and premium, if any) and interest on this Security in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal, premium, if any, and interest in respect of any Certificated Security by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date. The Company may mail a check for interest to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.   PAYING AGENT, REGISTRAR AND CONVERSION AGENT

     Initially, LaSalle Bank National Association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion

Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.   INDENTURE, LIMITATIONS

     This Security is one of a duly authorized issue of Securities of the Company designated as its 1.00% Convertible Subordinated Notes due September 15, 2011 (the "Securities"), issued under an Indenture, dated as of September 19, 2006 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

     The Securities are subordinated unsecured obligations of the Company. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.   PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 30 Business Days after the occurrence of a Fundamental Change, at a purchase price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest up to, but excluding, the Fundamental Change Purchase Date, payable in cash. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m., New York City time, on the second Trading Day next preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.   CONVERSION

     A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Cash and Common Stock at any time prior to the close of business on April 15, 2011, subject to the conditions, if any, set forth in
Section 5.01 of the Indenture; provided, however, that, if the Security is subject to purchase upon a Fundamental Change, the conversion right will terminate at the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Fundamental Change Purchase Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased).

     The initial Conversion Price is $47.9028 per share, and the initial Conversion Rate is 20.8756 shares of Common Stock, in each case subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion; in lieu thereof, the Company shall deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each Trading Day during the Conversion Period (rounding down to the nearest whole number) and shall pay an amount in cash equal to the remainder multiplied by the Volume Weighted Average Price of the Common Stock on the last day of the Conversion Period.

     To convert a Security, a Holder must (a) complete and duly sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Conversion Agent and (d) pay any transfer or similar tax, if required. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

     A Security in respect of which a Holder had delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.   SUBORDINATION

     The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

8.   DENOMINATIONS, TRANSFER, EXCHANGE

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.   PERSONS DEEMED OWNERS

     The Holder of a Security may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY

     If money for the payment of principal, premium, if any, or Interest, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.  AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions set forth in the Indenture, the Securities and the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default with respect to the Securities and its consequence or compliance with any provision of the Securities or the Indenture may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.  SUCCESSOR ENTITY

     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

13.  DEFAULTS AND REMEDIES

     Under the Indenture, an Event of Default with respect to the Securities includes: (i) default for 30 days in payment of any interest on any Securities;
(ii) default in payment of any principal of (including, without limitation, any premium, if any, on) the Securities when due; (iii) defaults in the payment of Cash and shares of Common Stock (if any) upon conversion of any Security, when the same becomes due and payable, and the failure continues for five Business Days; (iv) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Securities or in the Indenture with respect to the Securities; (v) default in payment of the purchase price of any Security when due and payable; (vi) failure to provide a Fundamental Change Purchase Notice when required and the failure continues for five Business Days;
(vii) any indebtedness for money borrowed of the Company or a Significant Subsidiary in an outstanding principal amount in excess of $10 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice as provided in the Indenture;
(viii) the Company or a Significant Subsidiary fails to pay one or more final and non-appealable judgments entered by a court of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $10 million, if the judgments are not paid, discharged or stayed within 60 days; and (xi) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default with respect to the Securities (other than as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture, all unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, any premium, or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

14.  TRUSTEE DEALINGS WITH THE COMPANY

     LaSalle Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.  NO RECOURSE AGAINST OTHERS

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

16.  AUTHENTICATION

     This Security shall not be valid until the Trustee or an authenticating agent manually or by facsimile signs the certificate of authentication on the other side of this Security.

17.  ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

18.  INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: PolyMedica Corporation, 701 Edgewater Drive, Suite 360, Wakefield, Massachusetts 01880,
Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     ---------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

     ---------------------------------------------------------------------------
     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

                                        Your Signature:

Date:
      -------------------------------   ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Security)

     *Signature guaranteed by:


By:
    ---------------------------------

----------
* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: [ ]

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $_________.

If you want the stock certificate made out in another person's name, fill in the form below:

     ---------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

                                        Your Signature:

Date:
      -------------------------------   ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Security)

     *Signature guaranteed by:


By:
    ---------------------------------

----------
* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                           OPTION TO ELECT REPURCHASE
                            UPON A FUNDAMENTAL CHANGE

To: PolyMedica Corporation

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from PolyMedica Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at a purchase price equal to the Fundamental Change Purchase Price, payable in Cash.

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule
                                        17Ad-15 under the Securities Exchange
                                        Act of 1934.


                                        ----------------------------------------
                                        Signature Guaranty

Principal amount to be redeemed (in
an integral multiple of $1,000, if
less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                    SCHEDULE OF EXCHANGES OF SECURITIES (4)

     The following exchanges, redemptions, repurchases or conversions of a part of this global Security have been made:

   PRINCIPAL AMOUNT
OF THIS GLOBAL SECURITY    AUTHORIZED                                     AMOUNT OF
FOLLOWING SUCH DECREASE   SIGNATORY OF    AMOUNT OF DECREASE IN          INCREASE IN
   DATE OF EXCHANGE        SECURITIES       PRINCIPAL AMOUNT          PRINCIPAL AMOUNT
     (OR INCREASE)          CUSTODIAN    OF THIS GLOBAL SECURITY   OF THIS GLOBAL SECURITY
-----------------------   ------------   -----------------------   -----------------------


----------
(4)  This phrase should be included only if the Security is a Global Security.